Exhibit (e)(ii) under Form N-1A
                                          Exhibit (1) under Item 601/Reg.
S-K


                                 Exhibit A
                                  to the
                          Distributor's Contract

                  Liberty Municipal Securities Fund, Inc.

                              Class A Shares


     In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1993, between Liberty Municipal Securities Fund, Inc. and Federated Securities Corp., Liberty Municipal Securities Fund, Inc. executes and delivers this Exhibit on behalf of the Funds, and with respect to the Class of Shares thereof, first set forth in this Exhibit.


     Witness the due execution hereof this 1st day of March, 1993.



ATTEST:                             LIBERTY MUNICIPAL SECURITIES
                                               FUND, INC.



/s/ John W. McGonigle               By: /s/J. Christopher Donahue
-----------------------------          ------------------------------
                     Secretary                               President
(SEAL)

ATTEST:                             FEDERATED SECURITIES CORP.


/s/ S. Elliott Cohan                By: /s/ John A. Staley, IV
-----------------------------          ------------------------------
                     Secretary                 Executive Vice President
(SEAL)